UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20539

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported):  August 31, 2004

Nature Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-7475

41-0831186

(Commission File Number)

(IRS Employer Identification No.)

213 NW 4th Street

Brainerd, Minnesota 56401

(Address of Principal Executive Offices and Zip Code)

(218) 825-0733

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 31, 2004, PC Acquisition, Inc., a wholly-owned subsidiary of the registrant, merged with and into Nature Vision Operating Inc. (f/k/a Nature Vision, Inc.), pursuant to the terms of a merger agreement and plan of reorganization dated April 15, 2004 (the “Merger”). As a result of the Merger, Nature Vision Operating Inc. became a wholly-owned subsidiary of the registrant, and the registrant amended its articles of incorporation to change its corporate name to “Nature Vision, Inc.”  The Merger was approved by a vote of the registrant’s shareholders on August 31, 2004 and closed on that day.

Each Nature Vision Operating Inc. shareholder received 0.58137 shares of the registrant’s common stock for each share of Nature Vision Operating Inc. common stock held on the closing date of the Merger. Nature Vision Operating Inc. shareholders received cash instead of any resulting fraction of a share in an amount reflecting the market value of the fractional share. After taking into account a 1-for-2 reverse stock split of the registrant’s common shares that was effected after the Merger on August 31, 2004, 894,301 common shares were issued to former Nature Vision Operating Inc. shareholders.

Each outstanding Nature Vision Operating Inc. option and warrant was converted at the closing of the Merger into an option or warrant exercisable for that number of the registrant’s common shares equal to the product of (a) the number of shares of Nature Vision Operating Inc. common stock subject to the option or warrant multiplied by (b) 0.58137. The exercise price was adjusted to equal the quotient of (a) the current exercise price of the option or warrant divided by (b) 0.58137.

A description of the Merger is included in the registrant’s joint proxy statement/prospectus on Form S-4 (Commission No. 333-115593) (the “Joint Proxy Statement/ Prospectus”).

Item 3.02  Unregistered Sales of Equity Securities.

On August 31, 2004, Richard P. Kiphart, a director of the registrant, purchased 648,790 shares of the registrant’s common stock at a purchase price of $1.54 per share. No commissions or discounts were paid in connection with the purchase. The sale to Mr. Kiphart was exempt from registration under Section 4(6) the Securities Act of 1933, as amended. Mr. Kiphart’s stock purchase is described in the Joint Proxy Statement/ Prospectus.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2004, pursuant to the terms of the merger agreement and plan of reorganization, the registrant’s Chief Executive Officer, John R. Helmen, and Chief Financial Officer, Christopher S. Lausen, resigned from their positions. Messrs. Helmen and Lausen were appointed to serve as President – Photography Division and Controller

– Photography Division, respectively. Jeffrey P. Zernov was appointed as the registrant’s President and Chief Executive Officer and Michael R. Day was appointed to serve as Chief Financial Officer. Messrs. Zernov and Day’s professional backgrounds are described in the Joint Proxy Statement/Prospectus.

On August 31, 2004, Mr. Zernov entered into an employment agreement with the registrant. Under the employment agreement, Mr. Zernov’s employment is at-will, meaning that his employment can be terminated by either party at any time, for any or no reason. Mr. Zernov will earn a base salary of $160,000 per year, subject to adjustment by agreement of the parties. Mr. Zernov is precluded from competing with the registrant during his employment and for a period of five years after termination of his employment if the termination is for cause. If the termination is not for cause, then Mr. Zernov is precluded from competing for a period of up to two years so long as the registrant continues to pay his base salary then in effect. “Cause” is defined as conduct on the part of Mr. Zernov (a) that the registrant considers to be demonstrably and materially injurious to it or its subsidiaries, monetarily or otherwise; (b) involving the misappropriation of funds or property of the registrant or its subsidiaries; (c) constituting a felony crime or act of fraud or embezzlement; or (d) that is a material breach of the agreement. For five years after the termination of his employment, Mr. Zernov is also precluded from directly or indirectly (i) inducing or attempting to induce any employee to work for, render services or provide advice or supply confidential business information or trade secrets of the registrant to any person or entity or (ii) interfering with any customer, supplier, licensee, licensor or other person or entity’s business or employment relationship with the registrant. Mr. Zernov’s employment agreement is attached to this report as Exhibit 10.1.

On August 31, 2004, Mr. Helmen, John McMillan and James R. Loomis resigned as directors of the registrant, and the remaining directors appointed Mr. Zernov and Curtis A. Sampson to the board, pursuant to the terms of the merger agreement and plan of reorganization and as described in the Joint Proxy Statement/Prospectus. Mr. Zernov was appointed as a Class I director and will serve a three-year term. Mr. Sampson was appointed as a Class III director and will serve a two-year term. Mr. Sampson will serve on the registrant’s audit committee.

On September 2, 2004, the board of directors increased the size of the board to six members, and appointed two additional directors. Thomas F. Leahy was appointed as a Class II director and will serve a one-year term. Mr. Leahy will serve on the registrant’s audit committee. Steve Shanesy was appointed as a Class III director and will serve a two-year term. Mr. Shanesy will serve as the chair of the registrant’s compensation/nominating committee.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 31, 2004 the registrant filed with the Minnesota Secretary of State amended and restated articles of incorporation with the proposed amendments approved at the registrant’s annual meeting of shareholders on August 31, 2004. The amendments are described in the Joint Proxy Statement/Prospectus.

On August 31, 2004, after the amended and restated articles of incorporation described in the preceding paragraph were filed, the registrant filed with the Minnesota Secretary of State a second set of amended and restated articles of incorporation which are attached to this report as Exhibit 3.1. The second set of amended and restated articles of incorporation were filed in connection with the registrant’s 1-for-2 reverse stock split effected after the Merger on August 31, 2004. As a result of these amended and restated articles of incorporation, the authorized number of capital shares of the registrant was decreased from 50 million shares to 25 million shares, and the per share par value was increased from $0.08 to $0.16.

Amendments to the registrant’s bylaws were approved at the annual meeting of shareholders on August 31, 2004 and are described in the Joint Proxy Statement/Prospectus. The registrant’s amended and restated bylaws incorporating the amendments are attached to this report as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits.

(a)

The audited financial statements of Nature Vision Operating Inc. (f/k/a Nature Vision, Inc.) as of December 31, 2002 and 2003 are included in the Joint Proxy Statement/Prospectus.

(b)

Unaudited pro forma condensed combined financial statements of the registrant and Nature Vision Operating Inc. (f/k/a Nature Vision, Inc.) are included in the Joint Proxy Statement/Prospectus.

(c)

Exhibits.

3.1

Amended and restated articles of incorporation.

3.2

Amended and restated bylaws.

10.1

Employment Agreement between Jeff Zernov and the registrant dated August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date:  September 7, 2004

/s/ Jeffrey P. Zernov

Jeffrey P. Zernov

President and

Chief Executive Officer